Exhibit 4.4

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                          DATED AS OF AUGUST 24, 2001

                                      AMONG

                               DELUXE CORPORATION,

                                  BANK ONE, NA,

                            AS ADMINISTRATIVE AGENT,

                              THE BANK OF NEW YORK,

                              AS SYNDICATION AGENT

                                       AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                  ARRANGED BY

                        BANC ONE CAPITAL MARKETS, INC.,

                                      AND

                           BNY CAPITAL MARKETS, INC.,

                  AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION                                                                     PAGE

ARTICLE I DEFINITIONS........................................................ 1
     1.01       Certain Defined Terms........................................ 1
     1.02       Other Interpretive Provisions .............................. 13
     1.03       Accounting Principles....................................... 14

ARTICLE II THE CREDITS...................................................... 14
     2.01       The Revolving Credit........................................ 14
     2.02       Loan Accounts; Bid Loan Notes .............................. 14
     2.03       Procedure for Committed Borrowing........................... 15
     2.04       Conversion and Continuation Elections for
                Committed Borrowings........................................ 16
     2.05       Bid Borrowings ............................................. 17
     2.06       Procedure for Bid Borrowings ............................... 17
     2.07       Voluntary Termination or Reduction of Commitments;
                Increase of Commitments..................................... 20
     2.08       Optional Prepayments........................................ 21
     2.09       Extension of Revolving Termination Date..................... 22
     2.10       Repayment................................................... 22
     2.11       Interest.................................................... 22
     2.12       Fees........................................................ 23
     2.13       Computation of Fees and Interest............................ 24
     2.14       Payments by the Company..................................... 25
     2.15       Payments by the Banks to the Agent.......................... 25
     2.16       Sharing of Payments, Etc ................................... 26

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY.......................... 26
     3.01       Taxes....................................................... 26
     3.02       Illegality.................................................. 29
     3.03       Increased Costs and Reduction of Return..................... 30
     3.04       Funding Losses.............................................. 30
     3.05       Inability to Determine Rates ............................... 31
     3.06       Reserves on Offshore Rate Committed Loans .................. 31
     3.07       Certificates of Banks ...................................... 32
     3.08       Substitution of Banks ...................................... 32
     3.09       Survival.................................................... 32

ARTICLE IV CONDITIONS PRECEDENT............................................. 32
     4.01       Conditions of Initial Loans................................. 32
     4.02       Conditions to All Borrowings ............................... 33

ARTICLE V REPRESENTATIONS AND WARRANTIES ................................... 34
     5.01       Corporate Existence and Power .............................. 34
     5.02       Corporate Authorization; No Contravention................... 34
     5.03       Governmental Authorization.................................. 35
     5.04       Binding Effect.............................................. 35


                                      ii.

     5.05       Litigation.................................................. 35
     5.06       No Default.................................................. 35
     5.07       ERISA Compliance............................................ 35
     5.08       Use of Proceeds; Margin Regulations ........................ 36
     5.09       Title to Properties......................................... 36
     5.10       Taxes....................................................... 36
     5.11       Financial Condition......................................... 37
     5.12       Environmental Matters....................................... 37
     5.13       Regulated Entities ......................................... 37
     5.14       No Burdensome Restrictions.................................. 37
     5.15       Copyrights, Patents, Trademarks and Licenses, etc........... 37
     5.16       Subsidiaries ............................................... 38
     5.17       Insurance .................................................. 38
     5.18       Full Disclosure ............................................ 38

ARTICLE VI AFFIRMATIVE COVENANTS ........................................... 38
     6.01       Financial Statements ....................................... 38
     6.02       Certificates; Other Information............................. 39
     6.03       Notices..................................................... 39
     6.04       Preservation of Corporate Existence, Etc.................... 40
     6.05       Maintenance of Property..................................... 41
     6.06       Insurance .................................................. 41
     6.07       Payment of Obligations ..................................... 41
     6.08       Compliance with Laws........................................ 41
     6.09       Compliance with ERISA....................................... 41
     6.10       Inspection of Property and Books and Records ............... 42
     6.11       Environmental Laws ......................................... 42
     6.12       Use of Proceeds............................................. 42

ARTICLE VII NEGATIVE COVENANTS ............................................. 42
     7.01       Limitation on Liens ........................................ 42
     7.02       Disposition of Assets....................................... 44
     7.03       Consolidations and Mergers.................................. 44
     7.04       Transactions with Affiliates................................ 45
     7.05       Use of Proceeds............................................. 45
     7.06       Restricted Payments ........................................ 45
     7.07       ERISA....................................................... 45
     7.08       Change in Business ......................................... 45
     7.09       Accounting Changes ......................................... 45
     7.10       Interest Coverage........................................... 46
     7.11       Subsidiary Indebtedness..................................... 46

ARTICLE VIII EVENTS OF DEFAULT.............................................. 46
     8.01       Event of Default ........................................... 46
     8.02       Remedies.................................................... 48
     8.03       Rights Not Exclusive........................................ 49


                                      iii.

ARTICLE IX THE AGENT........................................................ 49
     9.01       Appointment and Authorization............................... 49
     9.02       Delegation of Duties........................................ 49
     9.03       Liability of Agent.......................................... 49
     9.04       Reliance by Agent .......................................... 49
     9.05       Notice of Default........................................... 50
     9.06       Credit Decision............................................. 50
     9.07       Indemnification............................................. 51
     9.08       Agent in Individual Capacity................................ 51
     9.09       Successor Agent ............................................ 51
     9.10       Withholding Tax............................................. 52

ARTICLE X MISCELLANEOUS..................................................... 52
     10.01      Amendments and Waivers ..................................... 52
     10.02      Notices..................................................... 53
     10.03      No Waiver; Cumulative Remedies.............................. 54
     10.04      Costs and Expenses ......................................... 54
     10.05      Indemnity................................................... 54
     10.06      Payments Set Aside.......................................... 55
     10.07      Successors and Assigns...................................... 55
     10.08      Assignments, Participations, etc............................ 56
     10.09      Set-off..................................................... 58
     10.10      Notification of Addresses, Lending Offices, Etc ............ 58
     10.11      Counterparts................................................ 58
     10.12      Severability................................................ 58
     10.13      No Third Parties Benefited.................................. 58
     10.14      Governing Law and Jurisdiction.............................. 58
     10.15      Waiver of Jury Trial........................................ 59
     10.16      Entire Agreement ........................................... 59

   ANNEX I      Pricing Grid

SCHEDULES

Schedule 2.01   List of Commitments and Pro Rata Shares
Schedule 5.05   Litigation Schedule
Schedule 5.07   ERISA Matters
Schedule 5.12   Environmental Schedule
Schedule 5.16   List of Subsidiaries and Material Equity Investments
Schedule 7.01   Existing Liens
Schedule 10.02  Offshore and Domestic Lending Offices, Addresses for Notices

EXHIBITS
Exhibit A       Form of Compliance Certificate
Exhibit B       Form of Notice of Borrowing
Exhibit C       Form of Notice of Conversion/Continuation
Exhibit D       Form of Invitation for Competitive Bids


                                       iv.

Exhibit E       Form of Competitive Bid Request
Exhibit F       Form of Competitive Bid
Exhibit G-1     Form of Committed Loan Note
ExhibitG-2      Form of Bid Loan Note
Exhibit H       Form of Opinion of Counsel to the Company
Exhibit I       Form of Assignment and Acceptance


                                       v.

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of August 24, 2001, among DELUXE CORPORATION, a Minnesota corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and BANK ONE, NA, with its principal office in Chicago, Illinois, as administrative agent (the "Agent") for the Banks and The Bank of new York, as syndication agent (the "Syndication Agent") for the Banks.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Absolute Rate" has the meaning specified in subsection
         2.06(c).

                  "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

                  "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any material part of the business and operations or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary is the surviving entity.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means Bank One in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 9.09.


                                       1.

                  "Agent-Related Persons" means Bank One in its capacity as Agent and any successor agent arising under Section 9.09, together with their respective Affiliates (including, in the case of Bank One, Banc One Capital Markets, Inc.) and The Bank of New York in its capacity as Syndication Agent, together with its affiliates (including BNY Capital Markets, Inc.), and the officers, directors, employees, agents and attorneysin- fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 hereto in relation to the Agent, or such other address as the Agent may from time to time specify.

                  "Agreement" means this Credit Agreement.

                  "Applicable Margin" means (i) with respect to Base Rate Committed Loans, the amount set forth opposite the indicated Level Status below the heading "Committed Loan Base Rate Spread" and (ii) with respect to Offshore Rate Committed Loans, the amount set forth opposite the indicated Level Status below the heading "Committed Loan LIBO Rate Spread," in the pricing grid set forth on Annex I. The Applicable Margin shall automatically change in respect of all Committed Loans then outstanding or as to which a Notice of Borrowing has been delivered as of the date of any public announcement by S&P or Moody's resulting in a change of Level Status.

                  "Arrangers" means Banc One Capital Markets, Inc. and BNY Capital Markets, Inc.

                  "Assignee" has the meaning specified in subsection 10.08(a).

                  "Assignment and Acceptance" has the meaning specified in
         Section 10.08(a).

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
         (ii) the sum of (a) the Federal Funds Effective Rate for such day and
         (b) one-half of one percent (0.5%) per annum.

                  "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.


                                       2.

                  "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

                  "Bid Loan" means a Loan by a Bank to the Company under Section 2.05, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

                  "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Company.

                  "Bid Loan Note" has the meaning specified in Section 2.02.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type (in the case of Committed Loans) made to the Company on the same day by one or more of the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Commitment", as to each Bank, has the meaning specified in
         Section 2.01.

                  "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

                  "Committed Loan" means a Loan by a Bank to the Company under
         Section 2.01, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).


                                       3.

                  "Committed Loan Note" has the meaning specified in Section
         2.02.

                  "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.06(c).

                  "Competitive Bid Request" has the meaning specified in subsection 2.06(a).

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

                  "Contingent Obligation" means, as applied to any Person, any material direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, Surety Instrument or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or
         (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Contingent Obligation shall be deemed equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, or (y) any limitation of such Contingent Obligation contained in the instrument or agreement creating such Contingent Obligation.

                  "Contractual Obligation" means, as to any Person, any provision either of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound and which in either case is material to such Person.

                  "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues Committed Loans of the same Type, but with a new Interest Period, in the case of Committed Loans having Interest Periods expiring on such date.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.


                                       4.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; or (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank,
         (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; provided that any such bank or Person shall also have senior unsecured longterm debt ratings which are rated at least A- (or the equivalent) as publicly announced by S&P or A3 (or the equivalent) as publicly announced by Moody's.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA of, or the commencement of proceedings by the PBGC to terminate, a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.


                                       5.

                  "Event of Default" means any of the events or circumstances specified in Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

                  "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

                  "Fee Letters" has the meaning specified in subsection 2.12(a).

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Funded Debt" means as of the date of any determination all outstanding Indebtedness of the Company and its consolidated Subsidiaries which matures more than one (1) year after the incurrence thereof or is extendable, renewable or refundable, at the option of the obligor, to a date more than one (1) year after the incurrence thereof.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any governmental regulatory authority or agency such as the FDIC, FRB, IRS or SEC.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all recourse indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person; and (f) all obligations with respect to capital leases; provided, however, that the term "Indebtedness" shall not include non-recourse obligations or indebtedness of any


                                       6.

         kind; and provided further, however, that the term "Indebtedness" shall not include any such obligations or indebtedness owing by the Company or any Subsidiary to the Company or any Subsidiary.

                  "Indemnified Liabilities" has the meaning specified in Section 10.05.

                  "Indemnified Person" has the meaning specified in Section
         10.05.

                  "Independent Auditor" has the meaning specified in subsection 6.01(a).

                  "Insolvency Proceeding" means with respect to a Person (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors generally, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Payment Date" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter, provided, however, that (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

                  "Interest Period" means, (a) as to any Offshore Rate Committed Loan, the period commencing on the Business Day such Loan is disbursed, or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; (b) as to any LIBOR Bid Loan, the period commencing on the Business Day such Loan is disbursed and ending on the date one, two, three, six, nine or twelve months thereafter as selected by the Company in the applicable Competitive Bid Request and agreed to by the applicable Bid Loan Lender(s); and (c) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 364 days as selected by the Company in the applicable Competitive Bid Request and agreed to by the applicable Bid Loan Lender(s);

                  provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;


                                       7.

                           (ii) any Interest Period pertaining to an Offshore
                  Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Revolving Termination Date.

                  "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit D.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                  "Level I Status" has the meaning specified in Annex I.

                  "Level II Status" has the meaning specified in Annex I.

                  "Level III Status" has the meaning specified in Annex I.

                  "Level IV Status" has the meaning specified in Annex I.

                  "Level V Status" has the meaning specified in Annex I.

                  "Level VI Status" has the meaning specified in Annex I.

                  "Level VII Status" has the meaning specified in Annex I.

                  "Level Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status (as such terms are defined in Annex I), as applicable at any time.

                  "LIBO Base Rate" for any Interest Period, with respect to each LIBOR Bid Loan in any Bid Borrowing or each Offshore Rate Committed Loan comprising part of the same Committed Borrowing, means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior

                                       8.

         to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable LIBO Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in Dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan, and having a maturity equal to such Interest Period.

                  "LIBO Rate" means, with respect to each LIBOR Bid Loan in any Bid Borrowing or Offshore Rate Committed Loan comprising part of the same Committed Borrowing for the relevant Interest Period, the sum of
         (i) the quotient of (a) the LIBO Base Rate applicable to such Interest Period, DIVIDED BY (b) one MINUS the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, PLUS (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

                  "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

                  "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

                  "LIBOR Bid Margin" has the meaning specified in subsection 2.06(c)(ii)(C).

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement signed by and naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

                  "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Committed Loan or a Bid Loan.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letters and all other documents delivered to the Agent or any Bank in connection herewith.

                  "Majority Banks" means (a) at any time prior to the Revolving Termination Date, Banks then holding greater than 50% of the Commitments, and (b) otherwise, Banks then holding greater than 50% of the then aggregate unpaid principal amount of the Loans.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition of the Company and its Subsidiaries taken as


                                       9.

         a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of this Agreement or the Notes.

                  "Material Subsidiary" means, at any time, any Subsidiary having at such time either (i) total (gross) revenues for the preceding four fiscal quarter period in excess of 20% of total (gross) revenues of the Company and its consolidated Subsidiaries for such period or
         (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 20% of the total assets of the Company and its consolidated Subsidiaries as of such day, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.01.

                  "Moody's" means Moody's Investors Service, a division of Dun & Bradstreet Corporation.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Notes" means the Committed Loan Notes and the Bid Loan Notes.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under this Agreement and the Notes, owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Rate Committed Loan" means any Committed Loan that bears interest based on the LIBO Rate.

                  "Offshore Rate Loan" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.


                                      10.

                  "Participant " has the meaning specified in subsection
         10.08(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" has the meaning specified in Section 7.01.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 2.01 under the heading "Pro Rata Share.".

                  "Replacement Bank" has the meaning specified in Section 3.08.

                  "Reportable Event" means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation
         D).


                                      11.

                  "Responsible Officer" means any of the following officers of the Company: the chief executive officer, the chief operating officer, the president, the chief financial officer, the treasurer, the assistant treasurer, or any other officer of the Company having similar authority and responsibility to any of the foregoing.

                  "Revolving Termination Date" means the earlier to occur of:

                           (a) August 22, 2002, as such date may be extended in
                  accordance with Section 2.09; and

                           (b) the date on which the Commitments terminate in
                  accordance with Section 2.07 or 8.02 of this Agreement.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 60% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office; provided, however, that "Taxes" shall be limited to taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, which are imposed by any Governmental Authority in the United States unless the Company makes any payments hereunder with funds derived from sources outside the United States.

                  "Total Capitalization" means, as of any date of determination, the sum of (i) Funded Debt, and (ii) the sum of the amounts set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as shareholders' equity as determined in accordance with GAAP.

                  "Type" has the meaning specified in the definition of "Committed Loan."


                                      12.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares or similar nominal shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions.

                  (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

                  (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (c) Certain Common Terms.

                           (i) The term "documents" includes any and all
                  instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means
                  "including without limitation."

                  (d) Performance; Time. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all reasonable means, direct or indirect, of taking, or not taking, such action.

                  (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent


                                      13.

amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                  (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         1.03 Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                  THE CREDITS
                                  -----------

         2.01 The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.07, Section 2.09 or changed as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, the aggregate principal amount of all outstanding Committed Loans, together with the aggregate principal amount of all Bid Loans outstanding, shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section
2.08 and reborrow under this Section 2.01.

         2.02 Loan Accounts; Notes.

                  (a) The Committed Loans and Bid Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit


                                      14.

or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                  (b) If requested by any Bank, the Company shall execute and deliver to such Bank a promissory note evidencing such Bank's Committed Loans (each a "Committed Loan Note") and a promissory note evidencing such Bank's Bid Loans (each a "Bid Loan Note", and collectively, the "Notes") (each such Committed Loan Note to be substantially in the form of Exhibit G-1, and each such Bid Loan Note to be substantially in the form of Exhibit G-2). Each Bank shall endorse on the schedule annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note and each Bank's record shall be prima facie evidence of the amount of each such Loan; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.03 Procedure for Committed Borrowing.

                  (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent (i) prior to 10:00 a.m. (Chicago time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans; and (ii) prior to 10:00 a.m. (Chicago time) on the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

                           (A) the amount of the Committed Borrowing, which
                  shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                           (B) the requested Borrowing Date, which shall be a
                  Business Day;

                           (C) the Type of Committed Loans comprising the
                  Committed Borrowing; and

                           (D) if the Committed Loans consist of Offshore Rate
                  Committed Loans, the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be one month.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. Any such amount which is received later than 12:00 noon (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day. The proceeds of each such Committed Borrowing will then be made available to the


                                      15.

Company by the Agent at such office by crediting the account of the Company on the books of Bank One for the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent, or if requested by the Company, by wire transfer in accordance with written instructions provided to the Agent by the Company of such funds as received by the Agent, unless on the date of the Committed Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans, in which case such proceeds or portion thereof shall be applied to the payment of such Loans.

                  (d) After giving effect to any Committed Borrowing, there may not be more than eight (8) different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

         2.04 Conversion and Continuation Elections for Committed Borrowings.

                  (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                           (i) elect, as of any Business Day, in the case of
                  Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans, to convert any such Committed Borrowings (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Borrowings of the other Type; or

                           (ii) elect, as of the last day of the applicable
                  Interest Period, to continue any Committed Borrowings having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

                  (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than (i) 10:00 a.m. (Chicago time) at least three Business Days in advance of the Conversion/Continuation Date, if the Committed Borrowings are to be converted into or continued as Offshore Rate Committed Loans; and (ii) 10:00 a.m. (Chicago time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Committed Loans, specifying:

                           (A) the proposed Conversion/Continuation Date;

                           (B) the aggregate amount of Committed Loans to be
                  converted or continued;

                           (C) the Type of Committed Loans resulting from the
                  proposed conversion or continuation; and


                                      16.

                           (D) other than in the case of conversions into Base
                  Rate Committed Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select timely a new Interest Period to be applicable to such Loans in accordance with Section 2.04(b), or if any Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/ Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Majority Banks otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Committed Loan made as, converted into or continued as, an Offshore Rate Committed Loan.

                  (f) Unless otherwise agreed to by the Agent, after giving effect to any conversion or continuation of Committed Loans, there may not be more than eight (8) different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

         2.05 Bid Borrowings. In addition to Committed Borrowings, each Bank severally agrees that the Company may, as set forth in Section 2.06, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the combined Commitments; or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed eight (8) unless agreed by the Agent.

         2.06 Procedure for Bid Borrowings. The Company may, as set forth in this Section, request the Agent to solicit offers from all the Banks to make Bid Loans.

                  (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit E (a "Competitive Bid Request") so as to be received no later than 10:00 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                           (i) the date of such Bid Borrowing, which shall be a
                  Business Day;

                           (ii) the aggregate amount of such Bid Borrowing,
                  which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;


                                      17.

                           (iii) whether the Competitive Bids requested are to
                  be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

                           (iv) the duration of the Interest Period applicable
                  thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.06(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                  (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

                  (c)(i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.06(c) and must be submitted to the Agent by facsimile transmission at its offices specified in or pursuant to Section 10.02 not later than (1) 10:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 10:00 a.m. (C hicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids by Bank One (or any Affiliate of Bank
One) may only be submitted if Bank One or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 10:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 10:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                           (ii) Each Competitive Bid shall be in substantially
                  the form of Exhibit F, specifying therein:

                                    (A) the proposed date of Borrowing;

                                    (B) the principal amount of each Bid Loan
                  for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                                    (C) in case the Company elects a LIBOR
                  Auction, the margin above or below the LIBO Rate (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBO Rate and the Interest Period applicable thereto;

                                    (D) in case the Company elects an Absolute
                  Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the


                                      18.

         "Absolute Rate") offered for each such Bid Loan and the Interest Period applicable thereto; and

                                    (E) the identity of the quoting Bank.

                                    (F) a Competitive Bid may contain up to
                  three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                           (iii) Any Competitive Bid shall be disregarded if it:

                                    (A) is not substantially in conformity with
                  Exhibit F or does not specify all of the information required by subsection (c)(ii) of this Section;

                                    (B) contains qualifying, conditional or
                  similar language;

                                    (C) proposes terms other than or in addition
                  to those set forth in the applicable Invitation for Competitive Bids; or

                                    (D) arrives after the time set forth in
                  subsection (c)(i).

         (d) Promptly on receipt and not later than 10:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 10:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.06(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Notwithstanding the foregoing, any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.06(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered; and (3) any other information regarding such Competitive Bid reasonably requested by the Company. Subject only to the provisions of Sections 3.02, 3.05 and 4.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

         (e) Not later than 10:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 10:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Agent, in writing and in a form reasonably acceptable to the Agent, of its acceptance or non-acceptance of the offers received by it pursuant to subsection 2.06(c) or notified to it pursuant to subsection 2.06(d). The Company shall be under no obligation to accept any offer and may choose to accept or reject some or all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:


                                      19.

                  (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                  (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                  (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                  (iv) the Company may not accept any offer that is described in subsection 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (f) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) as nearly as practicable in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

         (g)(i) The Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                  (ii) Each Bank, which has received notice pursuant to subsection 2.06(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by 11:00 a.m. (Chicago time) in the case of Absolute Rate Bid Loans, and by 11:00 a.m. (Chicago time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office.

                  (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

         (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.05 and 4.02 hereof are satisfied, the Bank or Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that such credit facilities are not prohibited by this Agreement.

         2.07 Voluntary Termination or Reduction of Commitments; Increase of Commitments.


                                      20.

         (a) The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any payments or prepayments of Committed Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. The Agent shall promptly notify the Banks of any such termination or reduction. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         (b) At any time the Company may, on the terms set forth below, request that the Commitments hereunder be increased by an amount up to $150,000,000 (the maximum aggregate amount of all Commitments hereunder not to exceed $500,000,000); provided, however, that an increase in the Commitments hereunder may only be made at a time when no Default or Unmatured Default shall have occurred and be continuing. In the event of such a requested increase in the Commitments, any financial institution which the Company and the Agent invite to become a Bank or to increase its Commitment may set the amount of its Commitment at a level agreed to by the Company and the Agent. In the event that the Company and one or more of the Banks (or other financial institutions) shall agree upon such an increase in the Commitments (i) the Company, the Agent and each Bank or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Banks for all purposes under this Agreement, and setting forth such additional provisions as the Agent and the Company shall consider reasonably appropriate and (ii) the Company shall furnish, if requested, new Notes to each financial institution that is extending a new Commitment or increasing its Commitment. No such amendment shall require the approval or consent of any Bank whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Agent may reasonably specify upon the request of the financial institutions that are extending new Commitments (including, without limitation, the Agent administering the reallocation of any outstanding Loans (other than Bid Loans) ratably among the Banks after giving effect to each such increase in the Commitments, and the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Company), this Agreement shall be deemed to be amended accordingly.

         2.08 Optional Prepayments.

         (a) Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Agent, in the case of Offshore Rate Committed Loans, or upon not less than one Business Day's irrevocable notice to the Agent, in the case of Base Rate Committed Loans, ratably prepay such Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in


                                      21.

such notice shall be due and payable on the date specified therein, together with accrued interest thereon to each such date on the amount prepaid and any amounts required pursuant to Section 3.04; provided that if the Company shall fail to make any such payment on the date specified therein, such failure shall not constitute an Event of Default hereunder, and if the Committed Loan is a Base Rate Committed Loan such Loan shall continue as if such prepayment notice had not been given, and if the Committed Loan is an Offshore Rate Committed Loan such Loan shall be automatically converted to a Base Rate Committed Loan as of the date specified in such notice.

         (b) Bid Loans may not be voluntarily prepaid.

         2.09 Extension of Revolving Termination Date. Provided that no Default or Event of Default exists as of the date of the Request, the Company may, by irrevocable written notice ("Request") to the Agent and each Bank delivered no earlier than 60 days and no later than 30 days before the then-applicable Revolving Termination Date, request the Banks to extend the Revolving Termination Date to the date that is 364 days after the then-current Revolving Termination Date. Each Bank shall, no later than 20 days after the date of such Request, give written notice to the Agent stating whether such Bank agrees to extend the Revolving Termination Date, in its sole discretion. If the Agent receives such agreement by such date from each of the Banks, provided there exists no Default or Event of Default on the then-current Revolving Termination Date, the Revolving Termination Date shall be extended for 364 days and the Agent shall promptly notify the Bank and the Company of such extension. If any Bank fails to respond to the Request within the time specified above, it shall be deemed to have declined the Request. If less than all the Banks shall agree to such extension, the extension contemplated in this Section may nonetheless occur with respect to the consenting Banks, provided that any such extension shall be conditioned upon an agreement to such extension by Banks with at least 80% of the aggregate Commitments. The Agent shall notify the Company and each of the Banks as to which Banks have agreed to such extension and as to the new Revolving Termination Date as a result thereof, or that such extension shall not occur, as the case may be. In the event that the Revolving Termination Date is extended by some but not all of the Banks, on the existing Revolving Termination Date for any Bank not extending (each a "Non- Continuing Bank"), the Company shall repay all Loans of such Non-Continuing Bank, together with all accrued and unpaid interest thereon, and all fees and other amounts (including amounts arising under Section 3.04(d)) owing to such Non-Continuing Bank, and upon such payment each such Non-Continuing Bank shall cease to constitute a Bank hereunder, except with respect to the indemnification provisions of this Agreement, which shall survive as to such Non- Continuing Bank.

         2.10 Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date. The Company shall repay each Offshore Rate Committed Loan and each Bid Loan on the last day of the relevant Interest Period.

         2.11 Interest.

                  (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBO Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of


                                      22.

Loans under Section 2.04), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans (except in the case of a Base Rate Committed Loan, as to which such interest shall be paid on the next Interest Payment Date) under
Section 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

                  (c) Notwithstanding subsection (a) of this Section, after acceleration or the occurrence and continuation of an Event of Default under
Section 8.01(a) or (c), or commencing five (5) days after the occurrence and continuation of any other Event of Default, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, after the expiration of such Interest Period and during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%. Interest payable under this subsection 2.11(c) shall be payable on demand by the Majority Banks or the applicable Bid Loan Bank, as the case may be.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.12 Fees.

                  (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to Bank One for its own or any affiliate's account, and shall pay agency (including bid agency) fees and other sums to the Agent for the Agent's own account, as required by the letter agreement among the Company, the Agent and Banc One Capital Markets, Inc. dated July 31, 2001. In addition, the Company shall pay an arrangement fee to The Bank of New York for its own or any affiliate's account as required by the letter agreement among the Company, the Syndication Agent and BNY Capital Markets, Inc. dated July 31, 2001 (collectively, the "Fee Letters").

                  (b) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the entire portion of such Bank's Commitment (whether utilized or unutilized), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to (i) 0.070% per annum if Level I Status exists, (ii) 0.075% per annum if Level II


                                      23.

Status exists, (iii) 0.080% per annum if Level III Status exists, (iv) 0.100% per annum if Level IV Status exists, (v) 0.125% per annum if Level V Status exists, (vi) 0.150% per annum if Level VI Status exists, and (vii) 0.200% if Level VII Status exists. Such facility fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2001 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.07, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

                  (c) Utilization Fee. The Company shall pay to the Agent for the account of each Bank a utilization fee on the actual outstanding Loan balance for all days on which the aggregate outstanding Loans exceed 33.0% of the aggregate Commitments balance of the Banks, equal to a rate per annum of 0.10%. Such utilization fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter during which aggregate outstanding loans exceed 33.0% of the aggregate Commitments, shall accrue for all such days from the Closing Date to the Revolving Termination Date, and shall be payable in arrears on the last Business Day of each such quarter commencing on the last Business Day of the fiscal quarter following the Closing Date through the Revolving Termination Date, with the final payment, if applicable, to be made on the Revolving Termination Date.

         2.13 Computation of Fees and Interest.

                  (a) All computations of facility fees under Section 2.12 (b) and interest for Base Rate Committed Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

                  (c) The Agent will, with reasonable promptness, notify the Company and the Banks of each determination of the LIBO Rate; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any Event of Default or any claim against the Agent. Any change in the interest rate payable on the Offshore Rate Committed Loans or in the facility fees payable under Section 2.12(b) resulting from a change in the Company's senior unsecured long-term debt ratings shall become effective and shall apply to any such Loans then outstanding or to such fees as of the opening of business on the day on which such change in the Company's debt ratings becomes effective. The Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount


                                      24.

of each such change, provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any Event of Default or any claim against the Agent.

         2.14 Payments by the Company.

                  (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.15 Payments by the Banks to the Agent.

                  (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 11:00 a.m. (Chicago time) on the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Loan comprising a Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent


                                      25.

will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

         2.16 Sharing of Payments, Etc. If, other than as expressly provided in
Section 3.08 or 10.08 hereof, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

         3.01 Taxes.

                  (a) Subject to subsection 3.01(f), any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                  (b) Subject to subsection 3.01(f), the Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and


                                      26.

expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor. If the Company in good faith determines that any such Taxes or Other Taxes for which indemnification has been sought hereunder are not due or owing or otherwise correctly assessed, the Bank or Agent at the request of the Company, or the Company at the election of the Bank or Agent following any such request, in either case at the expense of the Company, shall by appropriate means file for a refund or otherwise contest the payment of such Taxes or Other Taxes, provided that any such filing or contest does not result in any penalty, lien or other liability to the Bank or Agent for which the Company has not provided a satisfactory undertaking to indemnify and hold the Bank or Agent harmless. The Bank and the Agent agree to provide reasonable cooperation to the Company in connection with any such filing or contest, at the Company's expense and, if the Company has paid any such Tax or Other Tax or compensated the Bank or Agent with respect thereto, any refund thereof shall belong and be remitted to the Company.

                  (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(f):

                           (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Company shall make such deductions and withholdings;

                           (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                           (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Agent two accurate and complete signed originals of Internal Revenue Service Form W-8 BEN or any successor thereto ("Form W-8 BEN"), or two accurate and complete signed originals of Internal Revenue Service Form W-8 ECI or any successor thereto ("Form W- 8 ECI"), as appropriate, in each case indicating that the Bank is on the date of delivery


                                      27.

         thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                           (ii) if at any time the Bank makes any changes necessitating a new Form W-8 BEN or Form W-8 ECI, it shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8 BEN; or two accurate and complete signed originals of Form W-8 ECI, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                           (iii) it shall, before or promptly after the occurrence of any event (including the passing of time) requiring a change in or renewal of the most recent Form W-8 BEN or Form W-8 ECI previously delivered by such Bank, deliver to the Company through the Agent two accurate and complete original signed copies of Form W-8 BEN or Form W-8 ECI in replacement for the forms previously delivered by the Bank; and

                           (iv) it shall, promptly upon the Company's or the Agent's reasonable request to that effect, deliver to the Company or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                  (f) The Company will not be required to indemnify, hold harmless or pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(c) to any Bank for the account of any Lending Office of such Bank:

                           (i) if the obligation to indemnify, hold harmless or pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations (if any) under subsection 3.01(e) in respect of such Lending Office;

                           (ii) if such Bank shall have delivered to the Company a Form W-8 BEN in respect of such Lending Office pursuant to subsection 3.01(e), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8 BEN; or

                           (iii) if the Bank shall have delivered to the Company a Form W-8 ECI in respect of such Lending Office pursuant to subsection 3.01(e), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the


                                      28.

         interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8 ECI.

                  (g) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

                  (h) Each Bank agrees to promptly notify the Company of the first written assessment of any Taxes payable by the Company hereunder which is received by such Bank, provided that failure to give such notice shall not in any way prejudice the Bank's rights under Section 3.01 hereof. The Company shall not be obligated to pay any Taxes under Section 3.01 which are assessed against any Bank if the statute of limitations applicable thereto (as same may be extended from time to time by agreement between such Bank and the relevant Governmental Authority) has lapsed. Additionally, the Company shall not be obligated to pay any penalties, interest, additions to tax or expenses with respect to any final assessment of Taxes against any Bank (i) unless such Bank shall have first notified the Company in writing of such final assessment, and
(ii) which are attributable to periods exceeding 90 days prior to the date of receipt by the Company of such notice.

         3.02 Illegality.

                  (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make additional Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, and the affected Bank shall lend to the Company, in the amount of such repayment, a Base Rate Committed Loan.

                  (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.


                                      29.

                  (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank in such Bank's reasonable judgment.

         3.03 Increased Costs and Reduction of Return.

                  (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the Closing Date, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation , (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any change in any Capital Adequacy Regulation after the Closing Date, affects the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

                  (c) The Company shall not be obligated to pay any amounts under subsection 3.03(a) or (b) to any Bank (i) unless such Bank shall have first notified the Company in writing that it intends to seek compensation from the Company pursuant to such subsection, and (ii) which are attributable to periods exceeding 90 days prior to the date of receipt by the Company of such notice.

         3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any direct loss or expense (but excluding any consequential loss or expense) which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment required hereunder of principal of any Offshore Rate Loan;

                  (b) the failure of the Company to borrow a Bid Loan after the Agent has notified a Bank pursuant to subsection 2.06(g)(i) that its Competitive Bid has been accepted by the


                                      30.

Company, or the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.08;

                  (d) the prepayment (including pursuant to Sections 2.08 or 2.09) or payment after acceleration thereof following an Event of Default of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under the proviso contained in
Section 2.04(a) or under the proviso contained in Section 2.08 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Committed Loan is in fact so funded.

         3.05 Inability to Determine Rates. If the LIBO Rate applicable pursuant to subsection 2.11(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make additional Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company without cost or expense may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.

         3.06 Reserves on Offshore Rate Committed Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Offshore Rate Committed Loan equal to the actual costs of such reserves allocated to such Committed Loan by the Bank (as reasonably determined by the Bank), payable on each date on which interest is payable on such Committed Loan, provided the Company shall have received at least 30 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 30 days prior to the relevant Interest Payment Date, such additional interest shall be payable 30 days from receipt of such notice.


                                      31.

         3.07 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error unless the Company shall have notified such Bank of its objection to such certificate (with a copy to the Agent) within 30 days of the Company's receipt of such claim.

         3.08 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.01, 3.02 or 3.03, the Company may: (i) request the Affected Bank to use its reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Company and the Agent and meeting the qualifications of an Eligible Assignee to acquire and assume all or a ratable part of all of such Affected Bank's Committed Loans and Commitment (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Committed Loans and Commitment (but no other Bank shall be required to do so); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). Any transfer arising under this Section 3.08 shall comply with the requirements of Section
10.08 and on the date of transfer the Affected Bank shall be entitled to all sums payable to it hereunder on such date including, outstanding principal, accrued interest and fees, and other sums (including amounts payable under Section 3.04(d)) arising under the provisions of this Agreement with reference to such Committed Loans.

         3.09 Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

         4.01 Conditions to Effectiveness of Commitments. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Agent the initial Competitive Bid Request, is subject to and shall become effective when the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                  (a) Credit Agreement; Notes. This Agreement (and, if requested, Notes for each such requesting Bank) properly executed;

                  (b) Resolutions; Incumbency.

                           (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary, Assistant Secretary or other appropriate officer of the Company; and

                           (ii) A certificate of the Secretary, Assistant Secretary or other appropriate officer of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, this Agreement, and all other Loan Documents to be delivered by it hereunder;


                                      32.

                  (c) Organization Documents; Good Standing. Each of the following documents:

                           (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary, Assistant Secretary or other appropriate officer of the Company as of the Closing Date; and

                           (ii) a good standing certificate dated within five (5) days of the Closing Date for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation;

                  (d) Legal Opinions. An opinion of Anthony C. Scarfone, General Counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit H;

                  (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Section 2.12;

                  (f) Certificate. A certificate signed on behalf of the Company by the Company's chief executive officer, chief financial officer or treasurer, dated as of the Closing Date, stating that:

                           (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                           (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                           (iii) there has occurred since December 31, 2000, no event or circumstance that has resulted or would reasonably be expected to result in a material change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

                  (g) Existing Credit Facilities. Evidence satisfactory to the Agent that the Credit Agreement dated as of August 30, 1999 and the Multi-Year Credit Agreement dated as of July 8, 1997 have been terminated.

                  (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

         4.02 Conditions to All Borrowings. The obligation of each Bank to make any Committed Loan to be made by it, or any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan), or to continue or convert any Committed Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

                  (a) Notice of Borrowing or Conversion/Continuation. As to any Committed Loan, the Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;


                                      33.

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.02 are satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Company represents and warrants to the Agent and each Bank that:

         5.01 Corporate Existence and Power. The Company and each of its Material Subsidiaries:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business (except where the failure to have any such governmental license, authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect) and as to the Company only, to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except when the failure to so qualify or be so licensed or in good standing would preclude it from enforcing its rights with respect to any of its assets or expose it to any liability, which in either case would reasonably be expected to have a Material Adverse Effect; and

                  (d) is in all material respects in compliance with the Requirements of Law except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:


                                      34.

                  (a) contravene the terms of any of the Company's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject except where such conflict, breach, contravention or Lien would not reasonably be expected to have a Material Adverse Effect; or

                  (c) violate any Requirement of Law.

         5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

         5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                  (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (b) would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06 No Default. At the Closing Date and at the time of any Borrowing, no Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

         5.07 ERISA Compliance. Except as specifically disclosed in Schedule
5.07:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law except where non-compliance would not reasonably be expected to result in a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination


                                      35.

letter from the IRS or, if otherwise, the failure to apply for or receive a favorable determination letter would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, nothing has occurred which would cause the loss of qualification the effect of which would reasonably be expected to result in a Material Adverse Effect. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan when the failure to make such contribution or when such application or extension would reasonably be expected to result in a Material Adverse Effect.

                  (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

                  (c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, in the case of any of clauses (i) through (v), would reasonably be expected to result in a Material Adverse Effect.

         5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.05. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or to their knowledge valid leasehold interests in, all real property necessary for the ordinary conduct of their respective businesses, except for such defects in title as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or where failure to file such return or to pay any such tax would not


                                      36.

reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.11 Financial Condition.

                  (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2000, and the unaudited consolidated financial statements dated June 30, 2001, and the related consolidated statements of income or operations, balance sheet and cash flows for the fiscal year or the fiscal quarter, respectively, ended on that date:

                           (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of such unaudited statements;

                           (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations except for Indebtedness and other liabilities, the existence of which would not have a Material Adverse Effect.

                  (b) Since December 31, 2000, there has been no Material Adverse Effect.

         5.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

         5.15 Copyrights, Patents, Trademarks and Licenses, etc. Except as disclosed in Schedule 5.15, the Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where the failure to own,


                                      37.

be licensed to or otherwise have the right to use the same would not have a Material Adverse Effect. To the best knowledge of the Company, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person where any such infringement would reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or to the knowledge of the Company threatened, which would reasonably be expected to have a Material Adverse Effect.

         5.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.16 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

         5.17 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance or reinsurance companies, in such amounts, with such deductibles and covering such risks as are believed by the Company to be adequate in the exercise of its reasonable business judgment.

         5.18 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, financial report or statements or certificate furnished by or on behalf of the Company in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnification) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.01 Financial Statements. The Company shall deliver to the Agent, in form and detail reasonably satisfactory to the Agent, with sufficient copies for each Bank:

                  (a) as soon as available, but not later than the date which is the earlier of (x) 120 days after the end of each fiscal year or (y) five (5) Business Days after the delivery of the following financial statements to the SEC, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PriceWaterhouseCoopers LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP. Such opinion shall not be qualified or limited


                                      38.

because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

                  (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified on behalf of the Company by a Responsible Officer as fairly presenting, in all material respects and in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its consolidated Subsidiaries.

         6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer on behalf of the Company which certifies that no Default or Event of Default has occurred and is continuing (except as described therein);

                  (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                  (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request and which relates to the ability of the Company to perform under this Agreement.

         6.03 Notices. Upon obtaining knowledge of any event described below, the Company shall promptly notify the Agent and each Bank:

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any of the following matters of which a Responsible Officer obtains knowledge that would result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate which would reasonably be expected to result in a Material Adverse Effect (but in no event more than 10 days after a Responsible Officer obtains knowledge of such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:


                                      39.

                           (i)      an ERISA Event;

                           (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                           (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                           (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

                  (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries which would reasonably be expected to materially affect the Company's consolidated financial reports; and

                  (e) of any change in the Company's senior unsecured long-term debt ratings as publicly announced by either S&P or Moody's including placement of such ratings on watch status, provided that any failure by the Company to give notice of such change shall not affect the Company's payment obligations hereunder and such failure shall not constitute an Event of Default.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document (if any) that have been breached or violated.

         6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                  (b) to the extent practicable, using reasonable efforts, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (x) when the nonpreservation and non-maintenance of such rights, privileges, qualifications, permits, licenses or franchises would reasonably be expected not to have a Material Adverse Effect or (y) in connection with transactions permitted by
Section 7.03 and sales of assets permitted by Section 7.02;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except when in the reasonable judgment of the Company it is not economical to do so or where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

                  (d) to the extent practicable, using reasonable efforts, preserve or renew all of its registered patents, trademarks, trade names and service marks, except when non-preservation or


                                      40.

non-renewal of such patents, trademarks, trade names or service marks would reasonably be expected not to have a Material Adverse Effect.

         6.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear and casualty loss excepted and make all necessary repairs thereto and renewals and replacements thereof except when in the reasonable judgment of the Company it is not economical to do so or where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.06 Insurance. The Company shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable insurers or independent reinsurers, insurance with respect to its properties and business against loss or damage of the kinds and in the amounts determined by the Company to be necessary or desirable in the exercise of its reasonable business judgment.

         6.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or unless the failure to pay or discharge would not have a Material Adverse Effect;

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property except when the failure to pay or discharge would not have a Material Adverse Effect; and

                  (c) all Indebtedness, as and when due and payable (except for such Indebtedness which is contested by the Company or any Subsidiary in good faith or where the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect), but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or where the failure to comply would not have a Material Adverse Effect.

         6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law except where non-compliance would not reasonably be expected to result in a Material Adverse Effect; and (b) make all


                                      41.

required contributions to any Plan subject to Section 412 of the Code except where failure to make any contribution would not reasonably be expected to result in a Material Adverse Effect.

         6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. Subject to reasonable safeguards to protect confidential information, the Company shall permit, and shall cause each Material Subsidiary to permit, representatives and independent contractors of the Agent to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and with respect to the Company but not its Subsidiaries to discuss their respective affairs, finances and accounts with the Company's directors, senior officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect.

         6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for general corporate purposes including Acquisitions not in contravention of any Requirement of Law or any provision of this Agreement.

                                  ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnification) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 or shown as a liability on the Company's consolidated financial statements as of June 30, 2001 securing Indebtedness outstanding on such date, provided that the aggregate amount of all such Indebtedness secured by all such Liens does not exceed $10,000,000;

                  (b) any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is


                                      42.

permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                  (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries;

                  (i) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property;

                  (j) Liens securing obligations in respect of capital leases on assets subject to such leases;

                  (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution except in either case when such deposit accounts are established or required in the ordinary course of business and would not have a Material Adverse Effect;


                                      43.

                  (l) Any extensions, renewals or replacements of the Liens permitted by clauses (a), (f), (h), (i) and (j) above; and

                  (m) Notwithstanding the provisions of subsections 7.01(a) through (l), there shall be permitted Liens on property (including Liens which would otherwise be in violation of such subsections), provided that the sum of the aggregate Indebtedness of the Company and its Subsidiaries secured by all Liens permitted under this subsection (m), excluding the Liens permitted under subsections (a) through (l), shall not exceed an amount equal to 15% of the Company's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

         7.02 Disposition of Assets. Except as otherwise permitted by any other provision of this Agreement, the Company shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                  (b) dispositions on reasonable commercial terms and for fair value or which would not have a Material Adverse Effect, provided that dispositions of the stock of any Material Subsidiary shall not be permitted under this subsection (b);

                  (c) dispositions of property between the Company and any consolidated Subsidiary or among consolidated Subsidiaries; and

                  (d) other dispositions of property during the term of this Agreement (excluding dispositions permitted under subsections
7.02(a) through (c)) whose net book value in the aggregate shall not exceed 25% of the Company's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

         7.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Material Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                  (a) any Person may merge with the Company, provided that the Company shall be the continuing or surviving corporation;

                  (b) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                  (c) the Company or any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary, as the case may be.


                                      44.

         7.04 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate (other than a Wholly- Owned Subsidiary) of the Company, except transactions (a) entered into in good faith and (b) upon commercially reasonable terms and taking into consideration the totality of circumstances pertaining to such transaction as determined by the Company.

         7.05 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, in a manner which violates any applicable Requirement of Law and which would have a Material Adverse Effect (provided that this Section 7.05 shall not be deemed to permit the use of Loan proceeds in violation of any Requirement of Law applicable to any Bank). Notwithstanding the foregoing, at no time shall more than 25% of the value (as determined by a method deemed reasonable for purposes of applicable regulations relating to Margin Stock) of the Company's assets consist of Margin Stock, unless the Company has taken all necessary action so that in the event that more than 25% of the Company's assets consist of Margin Stock there shall occur no violation of any Requirement of Law applicable to it or any Bank.

         7.06 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary (other than a Wholly-Owned Subsidiary) to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company or any non-Wholly-Owned Subsidiary may:

                  (a) declare and make dividend payments or other distributions payable solely in its common stock;

                  (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                  (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash provided, that, before and immediately after giving effect to such proposed action, no Default or Event of Default exists or would exist.

         7.07 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which would reasonably be expected to result in a Material Adverse Effect.

         7.08 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any business that would substantially change the general nature of the business conducted by the Company and its consolidated Subsidiaries on the Closing Date.

         7.09 Accounting Changes. The Company shall not, and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting


                                      45.

practices, except as required by GAAP, or change the fiscal year of the Company or of any such Subsidiary, if such change would reasonably be expected to result in a Material Adverse Effect.

         7.10 Interest Coverage. The Company shall not permit as of the last day of any fiscal quarter (commencing with the period ending September 30, 2001), on a consolidated basis, the ratio of (i) Earnings Before Interest and Taxes to
(ii) Interest Expense, to be less than 2.5 to 1.0. For purposes of this section, "Earnings Before Interest and Taxes" means as at the end of any fiscal quarter of the Company for the period of four consecutive fiscal quarters ended as at such date, the sum of (a) the consolidated net income (or net loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, plus (b) all amounts treated as interest expense for such period to the extent included in the determination of such consolidated net income (or loss); plus (c) all taxes accrued for such period on or measured by income to the extent included in the determination of such consolidated net income (or loss); provided, however, that consolidated net income (or loss) shall be computed for the purposes of this definition without giving effect to extraordinary losses or extraordinary gains for such period; and "Interest Expense" means as at the end of any fiscal quarter of the Company for the period of four consecutive fiscal quarters ended as at such date, all amounts treated as interest expense for such period to the extent included in the determination of the Company's consolidated net income (or net loss) for such period as determined in accordance with GAAP.

         7.11 Subsidiary Indebtedness. The Company shall not permit as of the last day of any fiscal quarter (commencing with the period ending September 30, 2001), the aggregate Indebtedness of its consolidated Subsidiaries to exceed $50,000,000. For purposes of this Section 7.11, the term "Indebtedness" shall be deemed to exclude Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that such excluded Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

         8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two (2) Business Days following written notice to the Company given by the Agent or any Bank after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.12, 7.02, 7.03, 7.04, 7.05, 7.06, 7.09, 7.10 or 7.11; or


                                      46.

                  (d) Other Defaults. The Company fails to perform or observe
(i) Section 6.01(a) hereunder and such default shall continue unremedied for a period of 5 days after the earlier of (A) the date upon which a Responsible Officer knew of such failure or (B) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or (ii) any other term or covenant contained in the Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (A) the date upon which a Responsible Officer knew of such failure or (B) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                  (e) Cross-Default. (i) The Company or any Subsidiary fails to perform or observe any condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or (ii) if there shall occur any default or event of default, however denominated, under any cross default provision under any agreement or instrument relating to any such Indebtedness of more than $50,000,000; or

                  (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any such Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, stayed, vacated or fully bonded within 60 days after commencement, filing, issuance or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law involving a material portion of the Company's or such Subsidiary's total assets) is ordered in any Insolvency Proceeding involving the Company or any such Subsidiary; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $50,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period,


                                      47.

any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000 and, in the case of any of clauses (i) through (iii), such liability or failure to pay shall not have been vacated, discharged, stayed, appealed or paid within ten (10) Business Days after such liability or payment obligation arises; or

                  (i) Monetary Judgments. One or more non-interlocutory judgments, noninterlocutory orders, non-interlocutory decrees or arbitration awards is entered against the Company or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $50,000,000 or more, and the same shall not have been vacated, discharged, stayed or appealed within the applicable period for appeal from the date of entry thereof or paid within ten (10) Business Days after the same becomes non-appealable; or

                  (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect; or

                  (k) Change of Control. There occurs any Change of Control. For purposes of this Section 8.01(k), (i) a "Change of Control" shall occur if any person or group of persons becomes the beneficial owner of 25% or more of the voting power of the Company for a period of 30 days or more; and (ii) the term "person" shall have the meaning set forth in Section 13(d) of the Exchange Act and the term "beneficial owner" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.


         8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (a) declare the obligation of each Bank to make any Loans to be terminated, whereupon such obligation and such Commitment shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.


                                      48.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents (whether now existing or hereafter arising) are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.

                                   ARTICLE IX

                                   THE AGENT
                                   ---------

         9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.04 Reliance by Agent.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent


                                      49.

accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks (or all the Banks if specifically required hereunder) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or all the Banks if specifically required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent on or prior to the Closing Date by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent- Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information


                                      50.

concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.08 Agent in Individual Capacity. Bank One and The Bank of New York and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank One were not the Agent and The Bank of New York were not the Syndication Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank One and The Bank of New York or their respective Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that neither the Agent nor the Syndication Agent shall be under any obligation to provide such information to them. With respect to its Loans, each of Bank One and The Bank of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include each of Bank One and The Bank of New York in its individual capacity.

         9.09 Successor Agent. The Agent may, and at the request of the Company (so long as no Default or Event of Default exists at the time of such request) or the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Company shall appoint from among the Banks a successor agent for the Banks (unless an Event of Default then exists in which case the Majority Banks shall appoint the successor agent). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no


                                      51.

successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Company or the Majority Banks appoint a successor agent as provided for above.

         9.10 Withholding Tax.

                  (a) If any Bank claims exemption from withholding tax under a United States tax treaty by providing IRS Form W-8 BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form W-8 BEN as no longer valid.

                  (b) Subject to the requirements of this Agreement, if any Bank claiming exemption from United States withholding tax by filing IRS Form W-8 ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by the Code.

                  (c) If the IRS or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this subsection, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

         10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to subsection 8.02(a));


                                      52.

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, facility fees or other material amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any facility fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         10.02 Notices.

                  (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fifth Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

                  (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and, absent gross negligence or willful misconduct, the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a


                                      53.

confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.04 Costs and Expenses. The Company shall:

                  (a) pay or reimburse the Agent within five Business Days after demand for all reasonable costs and expenses incurred by the Agent in connection with the development, preparation, negotiation and closing of this Agreement and the Loan Documents and any other documents prepared in connection therewith (whether or not closing occurs), and the administration of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any such other documents, including reasonable Attorney Costs incurred by the Agent with respect thereto; and

                  (b) pay or reimburse the Agent, the Arrangers and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         10.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) result from an action, suit, proceeding or claim asserted against any such Indemnified Person by any Person not entitled to indemnification under this section in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities resulting from such Indemnified Person's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. Promptly upon receipt of notice of the making of any claim or the initiation of any action, suit, or proceeding (together, "Dispute"), the


                                      54.

Indemnified Person shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing thereof, provided that any failure to provide such notice shall not excuse the Company from its obligations under this Section, except to the extent that such failure to notify shall have materially prejudiced the Company's position. The Company shall have the right at its expense to control the defense of any Dispute, provided the Company has delivered prompt notice to the Indemnified Person expressly agreeing to assume the defense thereof and reaffirming its obligation to indemnify and hold harmless hereunder, with nationally-recognized counsel selected by the Company, but reasonably satisfactory to the Indemnified Person. In such event, the Company shall promptly notify the Indemnified Person of any and all material developments in such Dispute and the Company shall not agree to any settlement or material stipulation in such Dispute without the prior written consent of the Indemnified Person (such consent not to be unreasonably withheld). Notwithstanding the foregoing, if in the reasonable judgment of the Indemnified Person, there may exist BONA FIDE legal defenses available to it relating to the Dispute which conflict with those of the Company or another Indemnified Person, such Indemnified Person shall have the right to select separate counsel, at the expense of the Company, to assert such legal defenses and otherwise participate in the legal defense of such Dispute on behalf of such Indemnified Person. Notwithstanding the foregoing, no Dispute subject to this paragraph shall be settled without the Company's prior consent, not to be unreasonably withheld; provided, however, that any Indemnified Person may settle any such Dispute without the Company's consent if (a) the market reputation of Bank One or its Affiliates, or any Bank or its Affiliates which becomes an Indemnified Person under this Section 10.05, or the relationship of any of such Persons with their applicable state or federal regulators, in the judgment of such Persons, is being or foreseeably will be materially impaired as a result of the continuation of such Dispute, or (b) such Dispute involves or relates to any allegation of criminal wrongdoing, or (c) the Company is disputing its obligation to indemnify under this Section, or (d) the Company has failed to respond to any request for such consent within 10 days of its receipt of written notice of such proposed settlement. No Indemnified Person shall have any liability to the Company or any of its Affiliates for any indirect or consequential damages in connection with its activities related to this Agreement. The agreements in this Section shall survive payment of all other Obligations and the termination of the Commitments.

         10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share or other applicable share of any amount so recovered from or repaid by the Agent.

         10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank and no Bank shall assign any of its rights or obligations hereunder except in accordance with Section 10.08.


                                      55.

         10.08 Assignments, Participations, etc.

                  (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of $15,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit I ("Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amo unt of $4,000, provided that in the case of a transfer under Section 3.08, the assignor Bank shall not be obligated to pay such processing fee.

                  (b) From and after the date that the Agent notifies the Company and the assignor Bank that it has received an executed Assignment and Acceptance which has been consented to by the Agent and by the Company (if required), and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that the Agent and the Company consent to such assignment in accordance with subsection 10.08(a), to the extent required), the Company shall execute and deliver to the Agent Notes for the Assignee (if the Assignee was not previously a Bank under this Agreement) and, if the assignor Bank is not retaining any interest in this Agreement such assignor Bank shall promptly cancel and return its Notes to the Agent for return to the Company. Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld, at any time sell to one or more Eligible Assignees (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the


                                      56.

originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01 and (v) with respect to the sale of participating interests in any Bid Loan to any Participant, (x) the Company's consent shall not be required and (y) the Participant need not be an Eligible Assignee. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

                  (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall disseminate such information except on a "need to know" basis to employees of such Bank or Affiliate, as the case may be, and their respective representatives or use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process (provided that such Bank shall promptly notify the Company of any such subpoena or process, unless it is legally prohibited from doing so, and cooperate with the Company at the Company's expense in obtaining a suitable order protecting the confidentiality of such information); (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party provided that such Bank will promptly notify the Company of any such disclosure and use reasonable efforts at the Company's expense to obtain a suitable order protecting the confidentiality of such information; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; and (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or (provided that there exists no Event of Default, with the written consent of the Company, ) potential, provided that such Affiliate, Participant or Assignee agrees in writing to keep such information confidential to the same extent required of the Banks hereunder.

                  (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under


                                      57.

applicable law. If requested by any such Bank for purposes of this subsection 10.08(f), the Company shall execute and deliver Notes to such Bank.

         10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. In the event of any inconsistency between this section and any agreement governing deposits maintained by the Company with any Bank, this Section shall control with respect to set-offs affecting this Agreement. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.14 Governing Law and Jurisdiction.

                  (a) THIS AGREEMENT (AND THE NOTES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE


                                      58.

SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

         10.15 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                                   ARTICLE XI

                    TERMINATION OF EXISTING CREDIT AGREEMENT
                    ----------------------------------------

                  The Company, the Banks and the Agent agree that upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.01, the "Commitments" (as defined in that certain Credit Agreement dated as of August 30, 1999 among the Company, the lenders parties thereto and Bank of America, N.A., as administrative agent (the "Existing Credit Agreement")) shall be reduced to zero and terminated permanently as of the date immediately preceding the Closing Date of this Agreement. All facility fees and related fees


                                      59.

payable pursuant to the Existing Credit Agreement shall be due and payable on the effective date of the termination of such agreement, which date shall be concurrent with the Closing Date of this Agreement.




                                      60.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                             DELUXE CORPORATION

                                             By    _____________________________

                                             Title _____________________________



                                             BANK ONE, NA (MAIN OFFICE -
                                             CHICAGO), individually and as Agent

                                             By    _____________________________

                                             Title _____________________________



                                             THE BANK OF NEW YORK, individually
                                             and as Syndication Agent

                                             By    _____________________________

                                             Title _____________________________



                                             U.S. BANK NATIONAL ASSOCIATION
                                             By    _____________________________

                                             Title _____________________________


             SIGNATURE PAGE TO CREDIT AGREEMENT DATED AUGUST, 2001

                                                      THE NORTHERN TRUST COMPANY

                                                      By    ____________________

                                                      Title ____________________



                                                      UMB BANK, N.A.

                                                      By    ____________________

                                                      Title ____________________



                                                      WACHOVIA BANK, N.A.

                                                      By    ____________________

                                                      Title ____________________



                                                      WELLS FARGO BANK, N.A.

                                                      By    ____________________

                                                      Title ____________________


             SIGNATURE PAGE TO CREDIT AGREEMENT DATED AUGUST, 2001

                                    ANNEX I
                                    -------

                                  PRICING GRID
                                  ------------

      Interest Rates will be based, at the Company's option, on either the Base Rate or the LIBO Rate plus the Applicable Margin as determined by the
                              Pricing Grid below:

-------------------------------------------------------------------------------------------------------
                                      364-DAY REVOLVING CREDIT
                                            PRICING GRID
-------------------------------------------------------------------------------------------------------
               LEVEL I       LEVEL II     LEVEL III     LEVEL IV     LEVEL V     LEVEL VI     LEVEL VII
-------------------------------------------------------------------------------------------------------
REFERENCE      A+ or A1      A or A2      A- or A3      BBB+ or      BBB OR      BBB- OR      BB+ and
RATING                                                   Baa1         Baa2        Baa3         Ba1 or
                                                                                               lower
-------------------------------------------------------------------------------------------------------
Facility Fee    0.07%        0.075%        0.08%         0.10%       0.125%       0.15%        0.20%
-------------------------------------------------------------------------------------------------------
LIBO Rate       0.23%        0.275%        0.37%         0.50%       0.625%       0.85%        1.30%
Applicable
Margin
-------------------------------------------------------------------------------------------------------
Base Rate          0%            0%           0%            0%           0%          0%        0.05%
Applicable
Margin
-------------------------------------------------------------------------------------------------------

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, on such date, the Company's Moody's Rating is A1 or better OR the Company's S&P Rating is A+ or better.

         "Level II Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A2 or better OR the Company's S&P Rating is A or better.

         "Level III Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is A3 or better OR the Company's S&P Rating is A- or better.

         "Level IV Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Company's Moody's Rating is Baa1 or better OR the Company's S&P Rating is BBB+ or better.

         "Level V Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Company's Moody's Rating is Baa2 or better OR the Company's S&P Rating is BBB or better.


                                    ANNEX I

         "Level VI Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) the Company's Moody's Rating is Baa3 or better OR the Company's S&P Rating is BBB- or better.

         "Level VII Status" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

         "Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

         "Rating" means Moody's Rating or S&P Rating.

         "S&P Rating" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status.

         The Applicable Margins and Applicable Facility Fee shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's or S&P Rating. If the Company is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the two intermediate ratings will apply. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If the Company does not have both a Moody's Rating and an S&P Rating, Level VII Status shall apply.


                                    ANNEX I

                                 SCHEDULE 2.01

                    LIST OF COMMITMENTS AND PRO RATA SHARES
                    ---------------------------------------

--------------------------------------------------------------------------------
LENDER                            COMMITMENT                      PRO RATA SHARE
--------------------------------------------------------------------------------
BANK ONE, NA                        $62,500,000                     17.85714286%
--------------------------------------------------------------------------------
THE BANK OF NEW YORK                $62,500,000                     17.85714286%
--------------------------------------------------------------------------------
U.S. BANK NATIONAL                  $55,000,000                     15.71428571%
ASSOCIATION
--------------------------------------------------------------------------------
WACHOVIA BANK, N.A.                 $55,000,000                     15.71428571%
--------------------------------------------------------------------------------
WELLS FARGO BANK,                   $55,000,000                     15.71428571%
N.A.
--------------------------------------------------------------------------------
THE NORTHERN TRUST                  $50,000,000                     14.28571429%
COMPANY
--------------------------------------------------------------------------------
UMB BANK, N.A.                      $10,000,000                      2.85714286%
--------------------------------------------------------------------------------
TOTAL                           $350,000,000                         100.00%
--------------------------------------------------------------------------------


                                   SCHEDULES

                                 SCHEDULE 5.05

                                   LITIGATION
                                   ----------


                                     None.





                                   SCHEDULES

                                 SCHEDULE 5.07

                                 ERISA MATTERS
                                 -------------


                                     None.





                                   SCHEDULES

                                 SCHEDULE 5.12

                             ENVIRONMENTAL MATTERS
                             ---------------------


                                     None.





                                   SCHEDULES

                                 SCHEDULE 5.16

              LIST OF SUBSIDIARIES AND MATERIAL EQUITY INVESTMENTS
              ----------------------------------------------------


(a)      Subsidiaries
         ------------

Deluxe Financial Services, Inc.      (MN - 100%)
Designer Checks, Inc.                (AL - 100%)
Direct Checks Unlimited, LLC         (DE - 100%)
DLX Check Printers, Inc.             (MN - 100%)
DLX Check Texas, Inc.                (MN - 100%)
         Deluxe Financial Services Texas L.P.
Paper Payment Services LLC           (MN - 100%)
Plaid Moon, Inc.                     (MN - 100%)
PPS Holding Company, Inc.            (MN - 100%)
PPS Services 1, Inc.                 (MN - 100%)
PPS Services 2, Inc.                 (MN - 100%)


(b)      Material Equity Investments
         ---------------------------

Deluxe Mexicana S.A. de C.V.         (Mexico - 50%)





                                   SCHEDULES

                                 SCHEDULE 7.01

                                 EXISTING LIENS
                                 --------------


                                     None.





                                   SCHEDULES

                                 SCHEDULE 10.02

          OFFSHORE AND DOMESTIC LENDING OFFICES, ADDRESSES FOR NOTICES
          ------------------------------------------------------------


DELUXE CORPORATION

Address for Notices

3680 Victoria Street North
Shoreview, MN 55126
Attention: Karen Wiegert, Vice President & Treasurer
Telephone: (651) 787-1068
Facsimile: (651) 787-1566

With a copy to:

3680 Victoria Street North
Shoreview, MN 55126
Attention: Anthony C. Scarfone, General Counsel
Telephone: (651) 483-7122
Facsimile: (651) 787-2749

BANK ONE, N.A. as Agent

Notices for Borrowing, Conversions/Continuations, and Payments

Bank One, N.A.
One Bank One Plaza
Chicago, IL 60670
Attention: Deanna Lee
Telephone : (312) 732-4967
Facsimile: (312) 732-4303

Address for Notices other than Borrowing:

Bank One, N.A.
111 E. Wisconsin Ave.
Milwaukee, WI 53202
Attention: Anthony Maggiore
Telephone : (414) 765-3111
Facsimile: (414) 765-2625





                                   SCHEDULES

THE BANK OF NEW YORK

Notices for Borrowing, Conversions/Continuations, and Payments

The Bank of New York
One Wall Street
19th Floor
New York, NY 10286
Attention: Millie Hall
Telephone: (212) 635-6687
Facsimile: (212) 635-1208

Address for Notices other than Borrowing:

The Bank of New York
One Wall Street
19th Floor
New York, NY 10286
Attention: John-Paul Marotta
Telephone: (212) 635-8204
Facsimile: (212) 635-1208

THE NORTHERN TRUST COMPANY

Notices for Borrowing, Conversions/Continuations, and Payments

The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60675
Attention: Linda Honda
Telephone: (312) 444-3532
Facsimile: (312) 630-1566

Address for Notices other than Borrowing:

The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60675
Attention: Martin Alston
Telephone: (312) 444-5058
Facsimile: (312) 444-7028





                                   SCHEDULES

UMB BANK, N.A.

Notices for Borrowing, Conversions/Continuations, and Payments

UMB Bank, N.A
1010 Grand Boulevard
Kansas City, MO 64141
Attention: Vaughnda Ritchie
Telephone: (816) 860-7019
Facsimile: (816) 860-3772

Address for Notices other than Borrowing:

UMB Bank, N.A
1010 Grand Boulevard
Second Floor, Commercial Loans
Attention: Robert Elbert
Telephone: (816) 860-7116
Facsimile: (816) 860-7143

U.S. BANK NATIONAL ASSOCIATION

Notices for Borrowing, Conversions/Continuations, and Payments

U.S. Bank National Association
601 Second Avenue South
MPFP0704
Minneapolis, MN 55402
Attention: Yvonne Brenne
Telephone: (612) 973-0537
Facsimile: (612) 973-0832

Address for Notices other than Borrowing:

U.S. Bank National Association
601 Second Avenue South
MPFP0704
Minneapolis, MN 55402
Attention: Jason Tornow
Telephone: (612) 973-0554
Facsimile: (612) 973-0832





                                   SCHEDULES

WACHOVIA BANK, N.A.

Notices for Borrowing, Conversions/Continuations, and Payments

Wachovia Bank, N.A.
401 N. Main Street
Winston-Salem, NC 27102
Telephone: (336) 777-5781
Facsimile: (336) 777-5111

Address for Notices other than Borrowing:

Wachovia Bank, N.A.
191 Peachtree Street NE
Atlanta, GA 30303
Attention: Tera Cox
Telephone: (404) 332-5272
Facsimile: (404) 332-4048

WELLS FARGO BANK, N.A.

Notices for Borrowing, Conversions/Continuations, and Payments

Wells Fargo Bank, N.A.
201 Third Street, MAC 0187-081
San Francisco, CA 94103
Attention: Ginnie Padgett
Telephone: (415) 477-5374
Facsimile: (415) 515-1943

Address for Notices other than Borrowing:

Wells Fargo Bank, N.A.
Sixth & Marquette
MAC - N9305-031
Minneapolis, MN 55479
Attention: Molly Van Metre
Telephone: (612) 667-9147
Facsimile: (612) 667-2276





                                   SCHEDULES

                                   EXHIBIT A

               FORM OF TRANSMITTAL LETTER/COMPLIANCE CERTIFICATE
               -------------------------------------------------



                               DELUXE CORPORATION


                   FINANCIAL STATEMENTS DATE: ______________


         Reference is made to that certain Credit Agreement dated as of August 24, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Deluxe Corporation (the "Company"), the several financial institutions from time to time party thereto (the "Banks") and Bank One, NA, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

[USE THE FOLLOWING IF THIS TRANSMITTAL LETTER/CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 6.01(a) OF THE CREDIT AGREEMENT.]

                               Transmittal Letter
                               ------------------

         Pursuant to subsection 6.01(a) of the Credit Agreement, attached hereto are true copies of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended _______________ and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor, which report states that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP.

                                  Certificate
                                  -----------

         The undersigned hereby certifies that he/she is a Responsible Officer as defined in the Credit Agreement and hereby certifies as of the date hereof on behalf of the Company and its consolidated Subsidiaries that:

1. No Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto.

2. The computations set forth below are true and correct as of _________________, ____, the last day of the accounting period for which the aforesaid financial statements were prepared.

3. If the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.

4. There have been no changes in accounting policies or financial reporting practices of the Company or any of its Subsidiaries since the date of the last compliance certificate delivered to you, except as described in Attachment 3 hereto.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company (and not personally) as the ____________ of the Company as of ______________, ____.


                                                    DELUXE CORPORATION

                                                    By:_________________________

                                                    Title: _____________________

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 6.01(b) OF THE CREDIT AGREEMENT.]

                                  Certificate
                                  -----------

         The undersigned hereby certifies that he/she is a Responsible Officer as defined in the Credit Agreement and hereby certifies as of the date hereof on behalf of the Company and its Consolidated Subsidiaries, and that:

1. Pursuant to Section 6.01(b) of the Credit Agreement, attached hereto are true copies of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended _________ and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, which fairly present in all material respects and in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its consolidated Subsidiaries.

2. No Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto.

3. The computations set forth below are true and correct as of _________________, ____, the last day of the accounting period for which the aforesaid financial statements were prepared.

4. If the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.

5. There have been no changes in accounting policies or financial reporting practices of the Company or any of its Subsidiaries since the date of the last compliance certificate delivered to you, except as described in Attachment 3 hereto.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company (and not personally) as the ____________ of the Company as of ______________, ____.


                                                    DELUXE CORPORATION

                                                    By:_________________________

                                                    Title: _____________________

                                   SCHEDULE 1
                         to the Compliance Certificate



Dated _______________ / For the fiscal quarter ended ___________.

                                              Actual           Required/Permitted
                                              ------           ------------------
I. Section 7.10 - Interest Coverage
   --------------------------------

     Ratio of Earnings Before                                  Not less than 2.50
     Interestand Taxes to                                      to 1.00 (measured
     Interest Expense under                                    as of the last day
     Section 7.10                             _____to 1.00     of any fiscal quarter)


II. Section 7.11 - Subsidiary Indebtedness
    --------------------------------------
                                                               Not greater than $50,000,000
     Aggregate Indebtedness of Company's                       (measured as of the last day
     consolidated Subsidiaries                ____________     of any fiscal quarter)

                                   EXHIBIT B

                          FORM OF NOTICE OF BORROWING
                          ---------------------------


Date: ______________

To:      Bank One, NA
         as Agent

Ladies and Gentlemen:

         The undersigned, Deluxe Corporation (the "Company"), refers to the Credit Agreement, dated as of August 24, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among the Company, the several financial institutions from time to time party thereto (the "Banks") and Bank One, NA, as Agent (the "Agent"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 2.03 of the Credit Agreement, of the Committed Borrowing specified below:

1.       The Business Day of the proposed Committed Borrowing is
         _______________.

2. The aggregate amount of the proposed Committed Borrowing is $______________.

3. The Committed Borrowing is to be comprised of $___________ of [Offshore Rate] [Base Rate] Committed Loans.

4. [If applicable:] The duration of the Interest Period for the Offshore Rate Committed Loans included in the Committed Borrowing shall be _____ months.

5. As of the date hereof, the current senior credit rating established or deemed established for the Company by Moody's and S&P is _________ for Moody's and _________ for S&P.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Committed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

1. the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date;

2. no Default or Event of Default has occurred and is continuing, or would result from such proposed Committed Borrowing;




B-1.

3. after giving effect to the proposed Committed Borrowing the aggregate principal amount of all outstanding Committed Loans plus the aggregate principal amount of all Bid Loans outstanding, does not exceed the combined Commitments.

                                                  DELUXE CORPORATION

                                                  By:___________________________

                                                  Title:________________________





B-2.

                                   EXHIBIT C

                   FORM OF NOTICE OF CONVERSION/CONTINUATION
                   -----------------------------------------


Date: _______________

To:      Bank One, NA
         as Agent

Ladies and Gentlemen:

         The undersigned, Deluxe Corporation (the "Company"), refers to the Credit Agreement, dated as of August 24, 1999 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among the Company, the several financial institutions from time to time party thereto (the "Banks") and Bank One, NA, as Agent (the "Agent"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of Committed Loans specified below:

1.       The Conversion/Continuation Date is ______________.

2. The aggregate amount of the Committed Loans to be [converted] [continued] is $_______________.

3. The Committed Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Committed Loans.

4. [If applicable:] The duration of the Interest Period for the Committed Loans included in the [conversion] [continuation] shall be ____ months.

5. As of the date hereof, the current senior credit rating established or deemed established for the Company by Moody's and S&P is _________ for Moody's and _________ for S&P.


         The undersigned hereby certifies that the following statements will be true on and as of the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

1. the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date;

2. no Default or Event of Default exists or shall result from such proposed [conversion] [continuation];

3. after giving effect to the proposed [conversion][continuation], the aggregate principal amount of all outstanding Committed Loans plus the aggregate principal amount of all Bid Loans outstanding, does not exceed the combined Commitments.


C-1.

                                                  DELUXE CORPORATION

                                                  By:___________________________

                                                  Title:________________________






C-2.

                                   EXHIBIT D

                    FORM OF INVITATION FOR COMPETITIVE BIDS
                    ---------------------------------------

Via Facsimile
-------------

Date: __________________

To the Banks Listed on Annex A Attached Hereto

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of August 24, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Deluxe Corporation (the "Company"), the Banks party thereto and Bank One, NA, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         Pursuant to subsection 2.06(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

1.       Date of Bid Borrowing: _______________;

2.       Aggregate amount of Bid Borrowing: $___________________;

3.       The Bid Loans shall be: [LIBOR Bid Loans] [Absolute Rate Bid Loans];
         and

4.       Interest Period[s] and requested Interest Payment Dates, if any:
         [____________________], [________________] and [________________].

         All Competitive Bids shall be in the form of Exhibit F to the Credit Agreement and shall be received by the Agent no later than 10:00 a.m. (Chicago time) on ___________, _____; provided that terms of the offer or offers contained in any Competitive Bid(s) to be submitted by the Agent (or any Affiliate of the Agent) shall be notified to the Company not later than 10:00 a.m. (Chicago time) on _____________.(1)

                                                 BANK ONE, NA, as Agent


                                                 By:____________________________

                                                 Title:_________________________

------------------------

(1) Insert a date which is three Business Days prior to the date of Borrowing, in the case of a LIBOR Auction, or on the date of Borrowing, in the case of an Absolute Rate Auction.

                                    ANNEX A
                                    -------
                     to the Invitation for Competitive Bids


                             List of Bid Loan Banks
                             ----------------------

[Bank One, NA,
as a Bank]

         Facsimile: (415) 622-____

[Bank]

         Facsimile: (___) ___-____

[Bank]

         Facsimile: (___) ___-____

[Bank]

         Facsimile: (___) ___-____

[Bank]

         Facsimile: (___) ___-____

                                   EXHIBIT E

                        FORM OF COMPETITIVE BID REQUEST
                        -------------------------------


Date: _______________

To:      Bank One, NA
         as Agent

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of August 24, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Deluxe Corporation (the "Company"), the Banks party thereto, and Bank One, NA, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         This is a Competitive Bid Request for Bid Loans pursuant to Section 2.06(a) of the Credit Agreement as follows:

The Business Day of the proposed Bid Borrowing is: ______________.

The aggregate amount of the proposed Bid Borrowing is: $___________________.

The proposed Bid Borrowing to be made pursuant to Section 2.06 shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.

The Interest Period[s] and Interest Payment Dates, if any, for the Bid Loans comprised in the Bid Borrowing shall be: _______________, [_________________]
and [___________________].


                                                  DELUXE CORPORATION

                                                  By:___________________________

                                                  Title:________________________





E-1.

                                   EXHIBIT F

                            FORM OF COMPETITIVE BID
                            -----------------------


Date: _______________

To:      Bank One, NA,
         as Agent

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of August 24, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Deluxe Corporation (the "Company"), the Banks party thereto, and Bank One, NA, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         In response to the Invitation for Competitive Bids dated ___________ and in accordance with subsection 2.06(c)(ii) of the Credit Agreement, the undersigned Bank offers to make [a] Bid Loan[s] thereunder in the following principal amounts[s], at the following interest rates and for the following Interest Period[s], with Interest Payment Dates as specified by the Company:


Date of Bid Borrowing: _____________________


Aggregate Maximum Bid Amount: $________________


OFFER 1 (MAXIMUM BID AMOUNT: $_____________)     Interest Period: ______________

Principal Amount $_______  Principal Amount $_______  Principal Amount $_______

Interest:                  Interest:                  Interest:

[Absolute Rate __%]*       [Absolute Rate __%]*       [Absolute Rate __%]*

or                         or                         or

[LIBOR Bid Margin +/-__%]* [LIBOR Bid Margin +/-__%]* [LIBOR Bid Margin +/-__%]*



------------------------------
* Interest rate may be quoted to five decimal places.


F-1.

OFFER 2 (MAXIMUM BID AMOUNT: $_____________)     Interest Period: ______________

Principal Amount $_______  Principal Amount $_______  Principal Amount $_______

Interest:                  Interest:                  Interest:

[Absolute Rate __%]        [Absolute Rate __%]        [Absolute Rate __%]

or                         or                         or

[LIBOR Bid Margin +/-__%]* [LIBOR Bid Margin +/-__%]* [LIBOR Bid Margin +/-__%]*



OFFER 3 (MAXIMUM BID AMOUNT: $_____________)     Interest Period: ______________

Principal Amount $_______  Principal Amount $_______  Principal Amount $_______

Interest:                  Interest:                  Interest:

[Absolute Rate __%]*       [Absolute Rate __%]*       [Absolute Rate __%]*

or                         or                         or

[LIBOR Bid Margin +/-__%]* [LIBOR Bid Margin +/-__%]* [LIBOR Bid Margin +/-__%]*


                                                  [NAME OF BANK]

                                                  By:___________________________

                                                  Title:________________________



------------------------------
* Interest rate may be quoted to five decimal places.


                                      F-2.

                                  EXHIBIT G-1

                          FORM OF COMMITTED LOAN NOTE
                          ---------------------------

                                                           Date: August 24, 2001

         FOR VALUE RECEIVED, the undersigned, Deluxe Corporation, a Minnesota corporation (the "Company"), hereby promises to pay to the order of ______________________ (the "Bank") at the offices of Bank One, NA, as Administrative Agent for the Banks (the "Agent") the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of August 24, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Bank, the other financial institutions from time to time party thereto (the "Banks") and the Agent, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Committed Loans evidenced hereby from time to time at the rates and on the dates as agreed upon by the Company and the Bank, and otherwise as provided in the Credit Agreement.

         As provided in the Credit Agreement, the Bank is authorized to endorse the amount of and the date on which each Committed Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

         This Note is one of the Committed Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                                           DELUXE CORPORATION

                                           By:__________________________________

                                           Title:_______________________________
                                                 Address:
                                                 3680 Victoria Street North
                                                 Shoreview, Minnesota 55126-2966

                                    SCHEDULE
                                    --------
                             to Committed Loan Note
                        [Offshore Rate Committed Loans]

--------------------------------------------------------------------------------
DATE LOAN        AMOUNT OF       MATURITY       PRINCIPAL       DATE PRINCIPAL
DISBURSED          LOAN            DATE          PAYMENT             PAID

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                      G-2.

                                    SCHEDULE
                                    --------
                                to Bid Loan Note
                           [Base Rate Committed Loans]

--------------------------------------------------------------------------------
DATE LOAN        AMOUNT OF       MATURITY       PRINCIPAL       DATE PRINCIPAL
DISBURSED          LOAN            DATE          PAYMENT             PAID

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                      G-3.

                                  EXHIBIT G-2

                             FORM OF BID LOAN NOTE
                             ---------------------

                                                           Date: August 24, 2001


         FOR VALUE RECEIVED, the undersigned, Deluxe Corporation, a Minnesota corporation (the "Company"), hereby promises to pay to the order of ______________________ (the "Bank") at the offices of Bank One, NA, as Administrative Agent for the Banks (the "Agent") the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of August 24, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Bank, the other financial institutions from time to time party thereto (the "Banks") and the Agent, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates and on the dates as agreed upon by the Company and the Bank, and otherwise as provided in the Credit Agreement.

         As provided in the Credit Agreement, the Bank is authorized to endorse the amount of and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations of such schedules which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

         This Note is one of the Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                           DELUXE CORPORATION

                                           By:__________________________________

                                           Title:_______________________________
                                                 Address:
                                                 3680 Victoria Street North
                                                 Shoreview, Minnesota 55126-2966


                                      G-4.

                                    SCHEDULE
                                    --------
                                to Bid Loan Note
                            [Absolute Rate Bid Loans]

--------------------------------------------------------------------------------
DATE LOAN        AMOUNT OF       MATURITY       PRINCIPAL       DATE PRINCIPAL
DISBURSED          LOAN            DATE          PAYMENT             PAID

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                      G-5.

                                    SCHEDULE
                                    --------
                                to Bid Loan Note
                                [LIBOR Bid Loans]

--------------------------------------------------------------------------------
DATE LOAN        AMOUNT OF       MATURITY       PRINCIPAL       DATE PRINCIPAL
DISBURSED          LOAN            DATE          PAYMENT             PAID

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                      G-6.

                                   EXHIBIT H


                   FORM OF OPINION OF COUNSEL TO THE COMPANY


                                August 24, 2001


Bank One, NA
as Agent

Each of the Banks referred to as the Banks in the Agreement mentioned below

c/o Bank One, NA
1 Bank One Plaza
Chicago, Illinois
60670
Attn:

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the execution and delivery of the Credit Agreement dated as of August 24, 2001 (the "Agreement") between Deluxe Corporation, a Minnesota corporation (the "Company") and Bank One, NA, as Agent (the "Agent") for the Banks named on the signature pages thereto (the "Banks") and such Banks.

         The undersigned is Senior Vice President, General Counsel and Secretary of the Company. In rendering this opinion, I have consulted with other officers of the Company, outside counsel, and other attorneys within the Company's Law Department, as I have deemed appropriate for purposes of this opinion.

         This opinion is provided pursuant to Section 4.01(d) of the Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         In connection with this opinion, I, or other attorneys within the Company's Law Department, have reviewed the Agreement, the Notes, the Fee Letter, the other Loan Documents (collectively, the "Loan Documents"), and such other documents as I have deemed necessary and appropriate for purposes of this opinion, including, without limitation, the Amended Articles of Incorporation and the By-laws (as amended) of the Company. In addition, I, or other attorneys within the Company's Law Department, have investigated such questions of law (including where deemed appropriate, consulting with outside counsel) and reviewed such certificates of government officials and information from officers and representatives of the Company as I have deemed necessary or appropriate for the purposes of this opinion.

         In rendering the opinions expressed below, I have assumed, with the Agent's and each Bank's permission and without verification:


                                      H-1.

         (a) the authenticity of all Loan Documents submitted to me as originals,

         (b) the genuineness of all signatures (other than persons signing on behalf of the Company),

         (c) the legal capacity of natural persons,

         (d) the conformity to originals of the Loan Documents submitted to me as copies,

         (e) the due authorization, execution and delivery of the Loan Documents by the parties thereto other than the Company,

         (f) that all conditions precedent to the effectiveness of the Loan Documents have been satisfied or waived, and

         (g) that the Loan Documents constitute the valid, binding and enforceable obligations of the parties thereto other than the Company.

         Based on the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

         1. The Company and each of its Material Subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect (as defined in the Agreement). The Company has the requisite corporate power to execute, deliver and perform its obligations under the Loan Documents.

         2. The execution, delivery and performance by the Company of the Loan Documents to which the Company is a party have been duly authorized by all requisite corporate action. The Loan Documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.


         3. The execution and delivery by the Company of the Loan Documents to which the Company is a party, and the performance by the Company of its obligations thereunder, do not and will not (a) violate any provision of law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Company, (b) violate or be in conflict with any provision of the Amended Articles of Incorporation or By-laws (as amended) of the Company, (c) result in breach or constitute a default under any indenture, loan or credit agreement or any other material agreement, lease or instrument known to me to which the Company is a party or by which it or any of its properties may be bound or result in the creation of a Lien thereunder.


                                      H-2.

         4. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company to authorize, or is required in connection with the due execution, delivery and performance of, or the legality, validity or binding effect or enforceability of, the Loan Documents.

         5. Except as disclosed on Schedule 5.05 of the Agreement, there are no actions, suits or proceedings pending or, to the best of my knowledge, overtly threatened against or affecting the Company or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of the Loan Documents, or (ii) would reasonably be expected to have a Material Adverse Effect.

         6. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         7. There is no litigation pending or, to the best of my knowledge, threatened, alleging that any slogan or other advertising device, product, process, method, substance, part or other material now employed by the Company or any Subsidiary infringes upon any rights of any other Person which would reasonably be expected to have a Material Adverse Effect.

         8. The making of the Loans contemplated by the Agreement, and the use of the proceeds thereof as provided in the Agreement, does not violate Regulations T, U or X of the FRB.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (a) I express no opinion as to the laws of any jurisdiction other than the State of Minnesota and the federal laws of the United States of America. I call to your attention the fact that the Loan Documents provide that they are to be governed by the laws of the State of New York. For purposes of my opinion concerning the enforceability of the Loan Documents, I have assumed, with your permission, that the laws of the State of New York are the same in all material respects as the laws of the State of Minnesota.

         (b) My opinions are subject to the effect of any applicable statute of limitation, and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent transfer or other similar law of general application affecting creditors' rights generally.

         (c) My opinions are subject to the effect of ge neral principles of equity and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).


                                      H-3.

         (d) My opinion with respect to the enforceability of the provisions of the Agreement is qualified to the extent that the provision that terms contained therein may not be waived or modified except in writing may be limited under certain circumstances.

         (e) My opinion with respect to the enforceability of the provisions of the Agreement is further qualified to the extent that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

         (f) I express no opinion as to the enforceability of the Loan Documents to the extent they contain:

                  1)       choice of law or forum selection provisions,

                  2) waivers by the Company of any statutory or constitutional rights or remedies,

                  3)       grants to the Agent or Banks of powers of attorney,

                  4) terms purporting to establish evidentiary standards, or

                  5) terms to the effect that provisions in the Loan Documents may not be waived or modified except in writing that may be limited under certain circumstances.

         (g) I express no opinion as to (i) the enforceability of provisions of the Loan Documents to the extent they contain cumulative remedies which purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party, or (ii) the enforceability of the Company's obligation to pay any default interest rate if the payment of such interest rate may be construed as unreasonable in relation to actual damages or grossly disproportionate to actual damages suffered by the Agent or the Banks as a result of such default.

         (h) I express no opinion concerning the Company's rights in or title to, or the creation, perfection or priority of any security interest, pledge, lien, mortgage or other similar interest in, any real or personal property.

         (i) I express no opinion as to compliance or the effect of noncompliance by the Agent or the Banks or any subsequent holder of the Notes with any state or federal laws or regulations applicable to the Agent or the Banks or such holder in connection with the transactions described in the Agreement.


                                      H-4.

         (j) My opinion as to the enforceability of the Loan Documents is subject to the effect of Minnesota Statutes 290.371, Subd. 4.

         (k) My opinions, insofar as they relate to the enforceability of indemnification provisions, are subject to the effect of federal and state securities laws and public policy relating thereto. In addition, certain cases in the Federal District Courts have called into question the enforceability of private contractual agreements allocating financial responsibility under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as between parties who are potentially responsible parties under CERCLA, and the reasoning in such cases could be utilized by parties attempting to avoid indemnity liability under both CERCLA and state environmental statutes which may contain similar language respecting indemnity agreements. I express no opinion with respect to the enforceability of any provision of the Loan Documents which purports to excuse the Agent or Banks from liability for, or require the Company to indemnify the Agent or the Banks against, the Agent or the Bank's negligence or willful misconduct.

         (l) My opinion is limited solely to facts and laws existing as of the date hereof. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention, or any changes in the law taking effect, after the date hereof.

         The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person except any Participant or Assignee without my prior written consent. By your acceptance, you acknowledge that this opinion is given without personal recourse of any nature to me individually.

                                 Very truly yours,
                                 Anthony C. Scarfone
                                 Senior Vice President,
                                 General Counsel
                                 and Secretary




                                      H-5.

                                   EXHIBIT I

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  -------------------------------------------


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________ is made between __________________ (the "Assignor") and ________________ (the "Assignee").

                                    RECITALS
                                    --------

         WHEREAS, the Assignor is party to that certain Credit Agreement dated as of August 24, 2001 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement"), among Deluxe Corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks") and Bank One, NA, as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Committed Loans to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company consisting of $___________ principal amount of Committed Loans [no Committed Loans are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans], in an amount equal to ___% of the Assignor's Commitment and Committed Loans, on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

         (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ___% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

         (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article III or Sections 10.04 and 10.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee's Commitment will be $__________ ; and (ii) the principal amount of the Assignee's aggregate outstanding Committed Loans will be $_______________ .

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor's Commitment will be $__________ ; and (ii) the principal amount of the Assignor's aggregate outstanding Committed Loans will be $_______________ .

         2. Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage Share of the principal amount of all Committed Loans previously made by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date.

                  (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.08(a) of the Credit Agreement.

         3. Reallocation of Payments. Any interest, fees and other payments accrued prior to the Effective Date with respect to the Commitment and Committed Loans of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of such Commitment and Committed Loans assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 5.11 or Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent, the Arranger, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5. Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ______________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                           (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                           (ii) any consent of the Company and the Agent required under Section 10.08(a) of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                           (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                           (iv) the processing fee referred to in Section 2(b) hereof and in Section 10.08(a) of the Credit Agreement shall have been paid to the Agent; and

                           (v) the Assignor and Assignee shall have complied with the other requirements of Section 10.08 of the Credit Agreement and with the requirements of Sections 9.10 and 3.01 of the Credit Agreement (in each case to the extent applicable).

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         6. Agent. The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

         7. Withholding Tax. The Assignee agrees to comply with Sections 3.01 and 9.10 of the Credit Agreement (if applicable).

         8. Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9. Further Assurances.

                  The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10. Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY DOCUMENT RELATED HERETO, AND PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, AND ANY RELATED DOCUMENTS AND AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE

OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES ALSO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.
[OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                  [ASSIGNOR]

                                                  By:___________________________

                                                  Title:________________________

                                                  [ASSIGNEE]

                                                  By:___________________________

                                                  Title:________________________

                                   SCHEDULE 1
                        to the Assignment and Acceptance


                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


Date: ___________________

Bank One, NA
as Agent

____________________________
____________________________
____________________________
Attention: _________________

Deluxe Corporation

____________________________
____________________________
____________________________
Attention: _________________


Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of August 24, 2001 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among Deluxe Corporation (the "Company"), the Banks referred to therein and Bank One, NA, as Agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of[, and request the consent of the Company and the Agent to, the assignment by ________________________ (the "Assignor") to ____________________ (the "Assignee") of ____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, ____% of the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Committed Loans made by the Assignor) pursuant to that certain Assignment and Acceptance Agreement, dated as of ___________ (the "Assignment and Acceptance") between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto. Before giving effect to such assignment the Assignor's Commitment is $___________ and the aggregate principal amount of its outstanding Committed Loans is $_________.

         2. The Assignee agrees that, upon receiving the consent of the Company and the Agent to such assignment and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

3. The following administrative details apply to the Assignee:


(A) Lending Office(s):

Assignee name: _________________________________
Address:       _________________________________
               _________________________________
               _________________________________
Attention:     _________________________________
Telephone:    (_)_______________________________
Facsimile:    (_)_______________________________


Assignee name: _________________________________
Address:       _________________________________
               _________________________________
               _________________________________
Attention:     _________________________________
Telephone:    (_)_______________________________
Facsimile:    (_)_______________________________


(B) Notice Address:
Assignee name: _________________________________
Address:       _________________________________
               _________________________________
               _________________________________
Attention:     _________________________________
Telephone:    (_)_______________________________
Facsimile:    (_)_______________________________


(C) Payment Instructions:
Account No.:  __________________________________
At:           __________________________________
Reference:    __________________________________
Attention:    __________________________________


         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.


                                   Schedule 1

         5. This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






                                   Schedule 1

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                                 Very truly yours,

Adjusted Commitment:                             [ASSIGNOR]
-------------------
$_______________________                         By:____________________________

                                                 Title:_________________________


Adjusted Pro Rata Share:
------------------------
_____%

Commitment:                                      [ASSIGNEE]
----------
$_______________________                         By:____________________________

                                                 Title:_________________________


ACKNOWLEDGED this ____ day of
________________________:

BANK ONE, NA
as Agent

By:__________________________

Title:_______________________


CONSENTED TO this ____ day of
_____________________________:

DELUXE CORPORATION

By:__________________________

Title:_______________________


                                   Schedule 1
                                     Page 4